Exhibit 32.2
CERTIFICATION
In connection with the Annual Report of Dave & Buster’s Entertainment, Inc. (the “Company”) on Form 10-K for the period ended January 29, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael A. Quartieri, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, that:
(1)The Report fully complies with the applicable requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 28, 2023
/s/ Michael A. Quartieri
Michael A. Quartieri
Chief Financial Officer (Principal Financial and Accounting Officer)